UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2007

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 586-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 8, 2007, the Registrant named Mark Sokolowski as Chief Financial Officer. He replaces William Rodes, who had been acting Chief Financial Officer.

Sokolowski, 48, joins InPlay from ISOLA Group S.a.r.l., a privately held circuit board laminate manufacturer with over $700 million in revenue, where he was Corporate Treasurer. Prior, he was with ON Semiconductor where he held positions as Division Controller and Assistant Treasurer. From 1998 to 2002, Sokolowski held senior financial positions with Read-Rite Corp. including Corporate Treasurer / Director of Investor Relations and Senior Finance Director for Read-Rite Philippines. Sokolowski has also held finance and accounting positions with Maxtor Corporation, Major Diversities, Techno-Therm Corp. Pepsi-Cola Bottling Company, and H.H. Post Company. He began his career as an auditor at Yanari, Watson, Lyons, CPAs.

Sokolowski holds a bachelor of science in accounting from Central Michigan University. He is Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit(s)

99.1.	Press release from InPlay Technologies, Inc., dated October 8, 2007, entitled "InPlay Technologies Names Mark Sokolowski Chief Financial Officer"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date: Oct. 9, 2007	By:	/s/ Steven P. Hanson
Steven P. Hanson
Chief Executive Officer,
(Principal Executive Officer)